EXHIBIT E

                               POWER OF ATTORNEY

We, Buselten Finance S.A., with registered address at 53rd Street, Urbanizacion Obarro, Swiss Tower, 16th Floor Panama, Republic of Panama, hereby appoint Mehmet Emin Karamehmet to act individually as our proxy, to be authorized to sign in our name and on our behalf the Joint Filing Agreement to be entered into between our Company and Cukurova Telecom Holdings Limited, Mehmet Emin Karamehmet, Karamko Imalat Ziraat Endustri ve Ticaret A.S., Cukurova Finance International Limited, Cukurova Holding A.S., Turkcell Holding A.S. and Cukurova Investments NV (together, the "Reporting Persons") regarding the signing and filing of the Statement on Schedule 13D with respect to the Ordinary Shares, TRY
0.001 nominal value per share, of Turkcell Iletisim Hizmetleri A.S., dated as of December 5, 2005, and any further amendments thereto (including amendments on Schedule 13G) on behalf of each of the Reporting Persons pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.


                                            December 5, 2005

                                            Buselsen Finance S.A.

                                            By: /s/ Zekiye Dupuis
                                               ---------------------------------
                                               Name:   Zekiye Dupuis
                                               Title:  Attorney in Fact